Exhibit 99.1

StoneMor Partners L.P. Announces Signing an Agreement to Acquire or Manage 45 Cemeteries and 30 Funeral Homes

BRISTOL, PA—(Marketwire – December 4, 2007) - StoneMor Partners L.P. (NASDAQ: STON) today announced that it entered into an agreement with Service Corporation International (NYSE: SCI) and related entities to acquire or manage 45 cemeteries and 30 funeral homes and one pet cemetery located in 17 states and Puerto Rico, for an aggregate price of approximately $68 million in cash, subject to various post-closing adjustments. In 2006, these properties generated over $44 million in revenues, which is in excess of 35% of StoneMor’s 2006 consolidated revenues, and this proposed acquisition, which is the largest since StoneMor went public, will bring the total number of properties owned or managed to 281, a 37% increase. Thirteen of the cemeteries and 16 of the funeral homes to be acquired or managed are in states where StoneMor does not currently operate, namely Arkansas, California, Florida, Hawaii, Iowa, South Carolina as well as Puerto Rico. The acquisition of these 76 properties is consistent with StoneMor’s growth strategy and provides for an expansion of its national operating platform. In conjunction with this transaction, StoneMor will receive control of cemetery merchandise and service trusts of approximately $66 million, and perpetual care trusts of approximately $50 million, related to these locations. The acquisition is subject to a number of conditions, including obtaining financing satisfactory to StoneMor in its reasonable discretion. The acquisition is expected to close in the fourth quarter of 2007.

Thirty-two of the cemeteries and 14 of the funeral homes are located in states where StoneMor currently operates and are expected to help strengthen its current market position and will benefit from its existing operational management structure. Although there is no assurance of future performance or increased distributions to unit holders, historically, StoneMor has been able to improve revenues and operating profits of acquired properties, and StoneMor’s prior acquisitions have contributed to increased distributions to its unit holders.

In 2006, the cemeteries proposed to be acquired or managed performed approximately 8,300 burials and the funeral homes performed approximately 4,000 funerals. Additionally, in 2006, the properties proposed to be acquired or managed had over 600 undeveloped acres available for sale, over 200,000 unsold cemetery spaces in the developed sections, over 3,000 unsold lawn crypts, over 7,000 constructed unsold mausoleum crypts, and over 5,000 constructed unsold cremation niches.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 178 cemeteries and 27 funeral homes in 21 states. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the StoneMor’s global operating activities, the plans and objectives of StoneMor’s management, assumptions regarding StoneMor’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: the ability of StoneMor to complete the proposed acquisition and uncertainties associated with the integration or anticipated benefits of the proposed acquisition; uncertainties associated with future revenue and revenue growth; the impact of StoneMor’s significant leverage on its operating plans; the ability of StoneMor to service its debt; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets in September 2006; and various other uncertainties associated with the deathcare industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K/A and its Quarterly Reports on Form 10-Q filed with the SEC. StoneMor assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by them, whether as a result of new information, future events, or otherwise.